UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2005

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6226
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2005, the Company entered into an agreement with John Kryzwicki to assume the position of Vice President of Marketing, Strategy and Business Development commencing full time on August 3, 2005 and from time to time on an hourly basis in the interim from July 8, 2005 until August 3, 2005. Under the terms of the agreement, the Company agrees to employ Mr. Kryzwicki for a minimum of six months commencing July 8, 2005 at an initial annual base salary of $195,000 per year and he is eligible to receive a bonus as established by the compensation committee of the board of directors. Mr. Kryzwicki also received ten year non-qualified options to purchase 65,000 shares of the Company’s common stock at $6.55. The options will vest at a rate of 33-1/3% commencing July 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date: July 14, 2005	By:	/s/Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and General Counsel